United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2010
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
On March 2, 2010, Federal Signal Corporation (the “Company”) acquired all of the equity interests in VESystems, LLC from its members for an aggregate purchase price of $33 million pursuant to the terms of the Purchase Agreement by and among the Company, a wholly owned subsidiary of the Company and the members owning all of the equity interests of VESystems, LLC. Included in the aggregate purchase price was the issuance of 1,220,311 shares of the Company’s Common Stock. At the closing of the acquisition on March 2, 2010, the Company issued to one of the members of VESystems, LLC shares of Common Stock equal in value to $8,415,000, with the exact number of shares to be issued computed by dividing $8,415,000 by the weighted average daily closing price of the Company’s Common Stock as reported on the New York Stock Exchange Consolidated Reporting System for the 20 trading days prior to the Closing Date ($6.896), and rounding the result up to the nearest whole share.
Based upon the representations and warranties of the member of VESystems, LLC which received the shares of the Company’s Common Stock that it was a sophisticated investor purchasing the shares for its own account and not with a view to resale, the Company issued the shares without registration under the federal securities laws in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Date: March 4, 2010	By:	/s/ William Barker
William Barker
Senior Vice President and Chief Financial Officer